Registration No.  333-

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                   ___________________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                   ___________________________________

                       QUAKER CHEMICAL CORPORATION
          (Exact name of registrant as specified in its charter)

       Pennsylvania                              23-0993790
       (State or jurisdiction of                 (I.R.S. Employer
       incorporation or organization)            Identification No.)

                       Quaker Chemical Corporation
                           Elm and Lee Streets
                          Conshohocken, PA 19428
                              (610) 832-4000

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   ___________________________________

                1999 LONG-TERM PERFORMANCE INCENTIVE PLAN
                         (Full title of the plan)
                   ____________________________________

                             Ronald J. Naples
                   Chairman and Chief Executive Officer
                       Quaker Chemical Corporation
                           Elm and Lee Streets
                     Conshohocken, Pennsylvania 19428
                              (610) 832-4000
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                   ____________________________________
                                Copies to:

  Ramon R. Obod, Esquire                    D. Jeffry Benoliel, Secretary
  Fox, Rothschild, O'Brien & Frankel, LLP   Quaker Chemical Corporation
  2000 Market Street, 10th Floor            Elm and Lee Streets
  Philadelphia, Pennsylvania 19103          Conshohocken, Pennsylvania 19428


                                  CALCULATION OF REGISTRATION FEE

======================================================================================================

                                            Proposed Maximum     Proposed Maximum
Title of Securities to   No. of Shares      Offering Price Per   Aggregate Offering   Amount of
be Registered            to be Registered   Share(1)             Price                Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock,            1,000,000  (2)     $ 16.44              $ 16,440,000         $4,570.32
$1.00 par value
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price has been computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on September 24, 1999.

(2) In addition, this registration statement also covers an indeterminate number of additional shares that are issuable pursuant to the anti-dilution provisions of the 1999 Long-Term Performance Incentive Plan.


                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Information required by Part I of Form S-8 shall be included in documents to be sent or given to participants in the Company's 1999 Long-Term Performance Incentive Plan pursuant to Rule 428(b)(1)(i) of the Securities Act.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 2, 1996.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives"), and related matters.

    Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Corporation), to which any of them is a party or threatened to be made a party, by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

    Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any action or proceeding referred to in
Section 1741 or 1742.

    Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

    Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that the Representative is not entitled to be indemnified by the corporation.

    Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1746 also authorizes a corporation to create a fund or otherwise secure or insure in any manner its indemnification obligations.

    Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability asserted against him and incurred by him in his capacity as a Representative, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

    Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to Representatives of a corporation or an employee benefit plan.

    Section 1750 provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the BCL shall continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representative of that person.

    Section 7.1 of the Registrant's By-Laws contains provisions allowing for indemnification of directors and officers to the extent permitted.


Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    The following is a list of exhibits filed as part of this registration statement:

Exhibit No.                           Description
-----------                           -----------
4 1999 Long-Term Performance Incentive Plan (incorporated by reference to Exhibit B to the Company's definitive proxy statement filed on March 30, 1999 (SEC File No. 0-7154) for the Annual Meeting of Shareholders held on May 12,
                     1999)

5                    Opinion of Fox, Rothschild, O'Brien & Frankel, LLP

23.1                 Consent of Fox, Rothschild, O'Brien & Frankel, LLP
                     (see Exhibit 5)

23.2                 Consent of PricewaterhouseCoopers LLP

24 Form of Power of Attorney (included in signature page of registration statement)


Item 9.  Undertakings.

The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (3) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, Commonwealth of Pennsylvania, on the 30th day of September, 1999.

                       QUAKER CHEMICAL CORPORATION

                       By: /s/ Ronald J. Naples
                           --------------------
                       Ronald J. Naples
                       Chairman and Chief Executive Officer


                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Naples and Michael F. Barry, or each of them, as true lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                  Title                          Date
---------                  -----                          ----
/s/ Ronald J. Naples       Chairman and Chief             September 30, 1999
-------------------------  Executive Officer
Ronald J. Naples

/s/ Michael F. Barry       Vice President and Chief       September 30, 1999
-------------------------  Financial Officer
Michael F. Barry

/s/ Peter A. Benoliel      Director                       September 30, 1999
-------------------------
Peter A. Benoliel

                           Director                       September   , 1999
-------------------------
Joseph B. Anderson, Jr.

/s/ Patricia C. Barron     Director                       September 30, 1999
-------------------------
Patricia C. Barron

                           Director                       September   , 1999
-------------------------
Lennox K. Black

/s/ Donald R. Caldwell     Director                       September 30, 1999
-------------------------
Donald R. Caldwell

/s/ Robert E. Chappell     Director                       September 30, 1999
-------------------------
Robert E. Chappell

                           Director                       September   , 1999
-------------------------
Edwin J. Delattre

/s/ Robert P. Hauptfuhrer  Director                       September 30, 1999
-------------------------
Robert P. Hauptfuhrer

                           Director                       September   , 1999
-------------------------
Robert H. Rock

                              EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------
   4 1999 Long-Term Performance Incentive Plan (incorporated by reference to Exhibit B to the Company's definitive proxy statement filed on March 30, 1999 (SEC File no. 07154) for the Annual Meeting of Shareholders held on May 12, 1999)

   5               Opinion of Fox, Rothschild, O'Brien & Frankel, LLP

  23.1             Consent of Fox, Rothschild, O'Brien & Frankel, LLP
                   (see Exhibit 5)

  23.2             Consent of PricewaterhouseCoopers LLP

  24 Form of Power of Attorney (included in signature page of registration statement)


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